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                       [LETTERHEAD OF PROSKAUER ROSE LLP]

June 2, 1998

The Board of Directors
Quaker Fabric Corporation
941 Grinnell Street
Fall River, MA 02721

Ladies and Gentlemen:

You have requested our opinion in connection with the filing by Quaker Fabric Corporation, a Delaware corporation (the 'Company'), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to 4,312,500 shares of common stock, par value $.01 per share, of the Company (the 'Company Stock'), of which 3,000,000 shares of Common Stock are being sold by the Company (the 'Primary Shares'), 562,000 shares are subject to a 30-day over-allotment option granted to the underwriters by the Company (together with the Primary Shares, the 'Company Shares') and 750,000 shares are being sold by a stockholder (the 'Selling Stockholder Shares').

We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also assumed without investigation the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

Based upon the foregoing, it is our opinion that the Company Shares and the Selling Stockholder Shares have been duly authorized and that (a) the Company Shares when issued and delivered against payment therefor in accordance with the underwriting agreement, a form of which is filed as an exhibit to the Registration Statement, will be legally issued, fully paid and nonassessable and
(b) the Selling Stockholder Shares have been legally issued and are fully paid and nonassessable.

The foregoing opinion relates only to matters of the General Corporation
Law of the State of Delaware and does not purport to express any opinion on the laws of any other jurisdiction.





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PROKAUER ROSE LLP
The Board of Directors
June 2, 1998
Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption 'Legal Matters' in the prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Proskauer Rose LLP





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